Filed Pursuant to Rule 424(b)(5)
Registration No. 333-265085

Prospectus Supplement to Prospectus dated May 31, 2022

$75,000,000

Common Stock

We have entered into a Sales Agreement (“Sales Agreement”) with Cowen and Company, LLC (“Cowen”) relating to sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through Cowen, acting as our agent.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALLK.” The last reported sale price of our common stock on August 3, 2022, was $3.56 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of our common stock sold pursuant to the Sales Agreement will be equal to 3.0% of the aggregate gross proceeds of any shares of our common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-17 for additional information regarding the compensation for Cowen.

Investing in our common stock involves risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cowen

Prospectus Supplement dated August 4, 2022

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering of our common stock.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Cowen has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and the accompanying prospectus or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context otherwise indicates, references in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein to “Allakos Inc.,” “Allakos,” “we,” “our” and “us” refer, collectively, to Allakos Inc., a Delaware corporation.

SUMMARY

This summary highlights information contained or incorporated by reference elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our common stock, especially the risks of investing in our common stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the risk factors and financial statements and notes to those financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

Allakos Inc.

We are a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Our most advanced antibodies are lirentelimab (“AK002”) and AK006. Lirentelimab targets Siglec-8, an inhibitory receptor expressed selectively on eosinophils and mast cells. Lirentelimab has been studied in a number of human clinical studies and has shown the ability to deplete eosinophils inhibit mast cell activation, and improve patient reported symptoms. We are developing lirentelimab for the treatment of eosinophilic gastritis (“EG”) /eosinophilic duodenitis (“EoD”), eosinophilic esophagitis (“EoE”), atopic dermatitis, chronic spontaneous urticaria and potentially additional indications. AK006 targets Siglec-6, an inhibitory receptor selectively expressed on mast cells. AK006 appears to have the potential to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. We plan to begin human studies with AK006 in the first half of 2023.

Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. To date, we have completed a randomized, double-blind, placebo-controlled Phase 2 study (“ENIGMA 1”) and Phase 3 study (“ENIGMA 2”) of lirentelimab in patients with EG and/or EoD, a Phase 2/3 study in patients with EoE (“KRYPTOS”), as well as proof of concept studies in chronic spontaneous urticaria, severe allergic conjunctivitis, and indolent systemic mastocytosis. Lirentelimab has received orphan disease status for EG, EoD, and EoE from the U.S. Food and Drug Administration (the “FDA”).

The Phase 2 EG and/or EoD study with lirentelimab (ENIGMA 1) met all prespecified primary and secondary endpoints when compared to placebo and results were published in The New England Journal of Medicine. More recently, the ENIGMA 2 study met the histologic co-primary endpoint but failed to meet the symptomatic co-primary endpoint when compared to placebo in the fourth quarter of 2021. Similarly, the KRYPTOS study met the histologic co-primary endpoint but failed to meet the symptomatic co-primary endpoint when compared to placebo. After conducting post-hoc analyses, we believe that the trials missed their symptomatic co-primary endpoints due to the inclusion of mild patients and/or patients who had not failed standard of care. Although post-hoc analyses cannot be used to establish efficacy, these analyses can be helpful in generating hypothesis for future clinical studies. Based on these analyses, we believe that lirentelimab may have potential to treat the more severe EG/EoD and EoE patient populations. As a result, and pending agreement with FDA on trial design and our ability to appropriately fund these studies, we plan to conduct additional studies with lirentelimab.

Beyond EoE, EG and EoD, additional lirentelimab clinical testing is ongoing or planned. Allakos initiated a randomized, double-blind, placebo controlled Phase 2 clinical trial of subcutaneous (“SC”) lirentelimab in adult patients with moderate-to-severe atopic dermatitis. We also announced plans to initiate a randomized, double-

blind, placebo-controlled trials of SC lirentelimab in patients with chronic spontaneous urticaria in the third quarter of 2022. Both diseases are complex, chronic inflammatory skin diseases believed to be driven by activated eosinophils and mast cells.

We were incorporated in Delaware in March 2012. Our common stock is listed on the Nasdaq under the symbol “ALLK.” Our principal executive office is located at 825 Industrial Road, Suite 500, San Carlos, California 94070, and our telephone number is (650) 597-5002. Our website address is www.allakos.com. This website address is not intended to be an active link, and information on, or accessible through, our website should not be construed to be a part of this prospectus. We do, however, use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

THE OFFERING

Issuer	Allakos Inc., a Delaware corporation

Common stock we are offering	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Common stock to be outstanding after this offering	Up to 75,911,495 shares of our common stock, assuming sales of 21,067,415 shares in this offering at a price of $3.56 per share, which was the closing price on the Nasdaq Global Select Market on August 3, 2022. The actual number of shares issued will depend upon the extent to which we determine to issue shares in this offering and the prices at which we sell those shares and, in any event, may not exceed the number of authorized and available shares under our amended and restated certificate of incorporation.

Manner of offering	Sales, if any, may be made from time to time through our sales agent Cowen. See “Plan of Distribution” on page S-17.

Use of proceeds	We intend to use the net proceeds, if any, from this common stock offering for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-6 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our common stock.

Trading symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “ALLK”.

The number of shares of common stock that will be outstanding after this offering is based on 54,844,080 shares of common stock outstanding as of June 30, 2022, and excludes the following:

•	5,542,903 shares of common stock issuable upon exercise of options to purchase shares of our common stock outstanding as of June 30, 2022, at a weighted-average exercise price of $17.06 per share;

•	8,648,284 shares of common stock issuable upon vesting of restricted stock unit awards (“RSUs”) outstanding as of June 30, 2022;

•	277,867 shares of common stock issuable upon exercise of options to purchase shares of our common stock that we granted after June 30, 2022, at a weighted-average exercise price of $4.17 per share;

•	255,467 shares of common stock issuable upon vesting of RSUs that we granted after June 30, 2022;

•	4,820,442 shares of common stock reserved for future issuance under our stock-based compensation plans, consisting of:

•

2,549,982 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan (the “2018 Plan”) and shares that become available under the 2018 Plan pursuant to provisions thereof that automatically increase the share reserves under such plan each year; and

•

2,270,460 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan (the “2018 ESPP”) and shares that become available under the 2018 ESPP pursuant to provisions thereof that automatically increase the share reserves under such plan each year.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below and in Part II, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, as may be updated by our other filings we make with the SEC, before making a decision about investing in our securities. The risks and uncertainties described in these documents and discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and investments and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used effectively. Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Purchasers in this offering may experience immediate and substantial dilution in the book value of their investment.

The last reported sale price of our common stock on the Nasdaq Global Select Market on August 3, 2022 was $3.56 per share, which is less than our net tangible book value per share as of June 30, 2022. For a more detailed discussion regarding the foregoing and the accretion to new investors assuming that an aggregate of 21,067,415 shares of our common stock are sold at such price for aggregate gross proceeds of approximately $75,000,000, please see the section entitled “Dilution” on page S-12 of this prospectus supplement.

However, in the future, the price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering, in which case new investors would suffer immediate dilution to the extent the public offering price per share in the offering exceeds the net tangible book value per share of our common stock after this offering.

Raising additional capital may restrict our operations or require us to relinquish rights to our technologies or product candidates, and if we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, partnerships and marketing, distribution or licensing arrangements. We do not have any committed external source of funds. We may also from time to time issue additional shares of common stock at a discount from the then current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our stockholders would experience additional dilution and, as a result, our stock price may decline. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through partnerships or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. Further, the holders of a majority of the shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to Cowen to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares, if any, that are sold through Cowen after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Cowen in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold, if any, will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain, the documents incorporated by reference herein may contain and management may make certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes.

Forward-looking statements include, but are not limited to, statements about:

•	risks related to the COVID-19 pandemic;

•

our plans and ability to manufacture, or have manufactured, sufficient quantities of lirentelimab for preclinical studies and to conduct clinical trials and to eventually commercialize the product, and our reliance on third parties in relation to the foregoing;

•	the impact that the adoption of new accounting pronouncements will have on our financial statements;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•	the timing and focus of our future clinical trials, and the reporting of data from those trials;

•	our plans relating to commercializing lirentelimab, if approved, including the geographic areas of focus and sales strategy;

•	the size of the market opportunity for lirentelimab in each of the diseases we are targeting;

•

the number of diseases represented in the patient population enrolled in our clinical trials, and our ability to evaluate response to treatment of lirentelimab in diseases other than the primary indication in our clinical trials;

•	our estimates of the number of patients in the United States who suffer from the diseases we are targeting and the number of patients that will enroll in our clinical trials;

•	the beneficial characteristics, safety, efficacy and therapeutic effects of lirentelimab;

•

the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations, such as orphan drug designation, for lirentelimab or our other product candidates for various diseases;

•	our ability to obtain and maintain regulatory approval of lirentelimab or our other product candidates;

•	our plans relating to the further development of lirentelimab and our other product candidates;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	our continued reliance on third-parties to conduct additional clinical trials of lirentelimab and our other product candidates;

•	the need to hire additional personnel and our ability to attract and retain such personnel;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the sufficiency of our existing cash, cash equivalents and investments to fund our future operating expenses and capital expenditure requirements;

•	our anticipated uses of our existing cash, cash equivalents and investments;

•	the impact of legal proceedings against us; and

•	our anticipated use of the proceeds from this offering.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, this prospectus supplement, the accompanying prospectus and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We qualify all of the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein by these cautionary statements. Our forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Cowen as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes. Pending their uses, we plan to invest the net proceeds of this offering, if any, in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments and other factors that our board of directors deems relevant.

DILUTION

As of June 30, 2022, we had a net tangible book value of approximately $222.8 million or $4.06 per share of common stock, based upon 54,844,080 shares of common stock outstanding on such date. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share to new investors in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. After giving effect to the sale of shares of our common stock in the aggregate amount of $75,000,000 at an assumed offering price of $3.56 per share, which was the last reported sales price of our common stock on August 3, 2022 and after deducting estimated commissions and our estimated offering expenses, our net tangible book value as of June 30, 2022 would have been $295.0 million, or $3.89 per share of common stock. This represents an immediate decrease in net tangible book value of $0.17 per share to existing stockholders and an immediate accretion of $0.33 per share to new investors in our common stock. The following table illustrates this accretion on a per share basis.

Assumed public offering price per share		$3.56
Net tangible book value per share as of June 30, 2022, before giving effect to this offering	$4.06
Increase (Decrease) in net tangible book value per share attributed to new investors purchasing shares in this offering	(0.17)

As adjusted net tangible book value per share after giving effect to this offering		$3.89

Dilution (Accretion) per share to new investors in this offering		$(0.33)

The table above assumes for illustrative purposes that an aggregate of 21,067,415 shares of our common stock are sold during the term of the Sales Agreement with Cowen at a price of $3.56 per share, which was the last reported sale price of our common stock on August 3, 2022, for aggregate gross proceeds of $75,000,000. The shares subject to the Sales Agreement with Cowen are being sold from time to time at various prices. The information discussed above is illustrative only and will adjust based on the actual offering price and the actual number of shares that we are sold during the term of the Sales Agreement. The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the public offering price per share in this offering.

The foregoing table is based upon 54,844,080 shares of common stock outstanding as of June 30, 2022 and excludes the following:

•	5,542,903 shares of common stock issuable upon exercise of options to purchase shares of our common stock outstanding as of June 30, 2022, at a weighted-average exercise price of $17.06 per share;

•	8,648,284 shares of common stock issuable upon vesting of RSUs outstanding as of June 30, 2022;

•	277,867 shares of common stock issuable upon exercise of options to purchase shares of our common stock that we granted after June 30, 2022, at a weighted-average exercise price of $4.17 per share;

•	255,467 shares of common stock issuable upon vesting of RSUs that we granted after June 30, 2022;

•	4,820,442 shares of common stock reserved for future issuance under our stock-based compensation plans, consisting of:

•

2,549,982 shares of common stock reserved for future issuance under the 2018 Plan and shares that become available under the 2018 Plan pursuant to provisions thereof that automatically increase the share reserves under such plan each year; and

•

2,270,460 shares of common stock reserved for future issuance under the 2018 ESPP and shares that become available under the 2018 ESPP pursuant to provisions thereof that automatically increase the share reserves under such plan each year.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions are required to be filed with the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Cowen relating to sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through Cowen, acting as our agent.

Cowen will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the Sales Agreement, Cowen will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the Sales Agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent will be equal to 3.0% of the gross proceeds from the sales of the shares sold through them pursuant to the Sales Agreement. We have also agreed to reimburse Cowen up to an aggregate of $75,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering and certain amounts for ongoing legal expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the Sales Agreement, will be approximately $515,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the Sales Agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As the sales agent, Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “ALLK.” The transfer agent of our common stock is currently American Stock Transfer & Trust Company, LLC.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters will be passed upon for Cowen by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.allakos.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the Common Stock by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2022 and for the quarter ended on June 30, 2022, filed with the SEC on August 4, 2022;

•

our Current Reports on Form 8-K filed with the SEC on February  1, 2022, February  15, 2022, February  16, 2022, April  5, 2022, April  20, 2022, May  27, 2022, June  21, 2022, and July 25, 2022 and our Current Report on Form 8-K/A filed on February 15, 2022;

•

the description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on July 11, 2018, including any subsequent filed amendments and reports updating such description; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering but excluding any information furnished to, rather than filed with, the SEC.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, whether specifically listed above or filed in the future, that is deemed to have been furnished to, rather than filed with, the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated in the documents) by writing or telephoning us at the following address:

Allakos Inc.

825 Industrial Road, Suite 500

San Carlos, California 94070

(650) 597-5002

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and accompanying prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information.

PROSPECTUS

Allakos Inc.

$250,000,000

Common Stock

We may offer and sell up to $250,000,000 in the aggregate of shares of our common stock from time to time in one or more offerings. In addition, selling stockholders, as may be named in one or more prospectus supplements, may offer and sell from time to time and in one or more offerings, shares of our common stock. We will determine when we sell shares of our common stock, which may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of shares of our common stock. If any agents, dealers or underwriters are involved in the sale of any of shares of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of shares of our common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, one or more selling stockholders to be named in a prospectus supplement hereto may offer and sell shares of our common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time that we or any selling stockholders sell shares of our common stock using this prospectus, we or any selling stockholders will provide a prospectus supplement and attach it to this prospectus if required. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the shares of our common stock being offered, including the prices and our net proceeds from the sales of such shares of our common stock. The selling stockholders will receive all of the proceeds from any sales of shares of our common stock owned by them. We will not receive any proceeds from the sale of shares of our common stock by selling stockholders. We may bear a portion of the expenses of the offering of shares of our common stock by one or more selling stockholders, except that the selling stockholders may pay any applicable underwriting fees, discounts or commissions and certain transfer taxes. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in shares of our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS ” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OUR PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on The Nasdaq Global Select Market (“NASDAQ”) under the symbol “ALLK.” On May 18, 2022, the closing price of our common stock, as reported on NASDAQ, was $2.96 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 31, 2022

Neither we nor any selling stockholder has authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, (i) we may, from time to time, offer and/or sell shares of our common stock in one or more offerings for an aggregate offering amount of up to $250,000,000 and/or (ii) one or more selling stockholders, if applicable, may, from time to time, offer and/or sell shares of our common stock in one or more resales. This prospectus provides you with a general description of the common stock that we and/or one or more selling stockholders may offer. Each time we sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Allakos,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Allakos Inc., unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of shares of our common stock.

ii

THE COMPANY

We are a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows us to directly target cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. In the setting of proliferative diseases, blocking the inhibitory function of the receptors could restore the immune cell’s ability to identify and kill proliferative cells. Our most advanced antibodies are lirentelimab (AK002) and AK006. Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. We are developing lirentelimab for the treatment of eosinophilic esophagitis (“EoE”), eosinophilic gastritis (“EG”), eosinophilic duodenitis (“EoD”), atopic dermatitis, chronic spontaneous urticaria and potentially additional indications. Lirentelimab has received orphan disease status for EG, EoD, and EoE from the U.S. Food and Drug Administration (the “FDA”).

AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. AK006 appears to have the potential to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. We plan to begin human studies with AK006 in the first half of 2023.

To date, lirentelimab has completed a Phase 2 study (ENIGMA 1) and Phase 3 study (ENIGMA 2) in patients with EG and/or EoD, a Phase 2/3 study in patients with EoE (KRYPTOS), as well as proof of concept studies in chronic spontaneous urticaria, severe allergic conjunctivitis, and indolent systemic mastocytosis.

The Phase 2 EG and/or EoD study with lirentelimab (ENIGMA 1) met all prespecified primary and secondary endpoints when compared to placebo and results were published in The New England Journal of Medicine. More recently, the ENIGMA 2 study met the histologic co-primary endpoint but failed to meet the symptomatic co-primary endpoint when compared to placebo. Similarly, the KRYPTOS study met the histologic co-primary endpoint but failed to meet the symptomatic co-primary endpoint when compared to placebo. After conducting post-hoc analyses, we believe that the trials missed their symptomatic co-primary endpoints due to the inclusion of mild patients and/or patients who had not failed standard of care. Although post-hoc analyses cannot be used to establish efficacy, these analyses can be helpful in generating hypothesis for future clinical studies. Based on these analyses, we believe that lirentelimab may have potential to treat the more severe EG/EoD and EoE patient populations. As a result, we plan to conduct additional studies with lirentelimab in these indications after discussions with the FDA.

We were incorporated in Delaware in March 2012. Our common stock is listed on the NASDAQ under the symbol “ALLK.” Our principal executive office is located at 825 Industrial Road, Suite 500, San Carlos, California 94070, and our telephone number is (650) 597-5002. Our website address is www.allakos.com. This website address is not intended to be an active link, and information on, or accessible through, our website should not be construed to be a part of this prospectus. We do, however, use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in their entirety, together with other information in this prospectus, the prospectus supplement, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain, the documents incorporated by reference herein may contain and management may make certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes.

These statements include, but are not limited to, statements about:

•	risks related to the COVID-19 pandemic;

•

our plans and ability to manufacture, or have manufactured, sufficient quantities of lirentelimab for preclinical studies and to conduct clinical trials and to eventually commercialize the product, and our reliance on third parties in relation to the foregoing;

•	the impact that the adoption of new accounting pronouncements will have on our financial statements;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•	the timing and focus of our future clinical trials, and the reporting of data from those trials;

•	our plans relating to commercializing lirentelimab, if approved, including the geographic areas of focus and sales strategy;

•	the size of the market opportunity for lirentelimab in each of the diseases we are targeting;

•

the number of diseases represented in the patient population enrolled in our clinical trials, and our ability to evaluate response to treatment of lirentelimab in diseases other than the primary indication in our clinical trials;

•	our estimates of the number of patients in the United States who suffer from the diseases we are targeting and the number of patients that will enroll in our clinical trials;

•	the beneficial characteristics, safety, efficacy and therapeutic effects of lirentelimab;

•

the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations, such as orphan drug designation, for lirentelimab or our other product candidates for various diseases;

•	our ability to obtain and maintain regulatory approval of lirentelimab or our other product candidates;

•	our plans relating to the further development of lirentelimab and our other product candidates;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	our continued reliance on third-parties to conduct additional clinical trials of lirentelimab and our other product candidates;

•	the need to hire additional personnel and our ability to attract and retain such personnel;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the sufficiency of our existing cash, cash equivalents and marketable securities to fund our future operating expenses and capital expenditure requirements;

•	our anticipated uses of our existing cash, cash equivalents and investments in marketable securities; and

•	anticipated use of the proceeds from this offering.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, any prospectus supplement hereto and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Our forward-looking statements speak only as of the date of this prospectus or as of the date of the documents incorporated herein by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

In the case of a sale of shares of our common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

SELLING STOCKHOLDERS

We may register the shares of our common stock for resale by certain selling stockholders. Information about selling stockholders, where applicable, including their identities, the number of shares of common stock registered and offered on their behalf, their beneficial ownership and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling stockholder shall sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The following description may not contain all of the information that is important to you. To understand the material terms of our common stock, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC.

General

Our amended and restated certificate of incorporation authorizes capital stock consisting of:

•	200,000,000 shares of common stock, par value $0.001 per share; and

•	20,000,000 shares of preferred stock, par value $0.001 per share.

As of March 31, 2022, we had 54,761,492 shares of our common stock issued and outstanding.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. No shares of preferred stock are outstanding.

Registration Rights

Under our Amended and Restated Investors’ Rights Agreement, as amended, holders of a majority of our common stock or their transferees, have the right to require us to register the offer and sale of their shares, or to include their shares in any registration statement we file, in each case as described below.

Demand Registration Rights

The holders of a majority of our common stock are entitled to certain demand registration rights. At any time, the holders of at least 50% of the shares having registration rights then outstanding can request that we file a registration statement to register the offer and sale of their shares. We are only obligated to effect up to two such registrations. Each such request for registration must cover securities the anticipated aggregate public offering price of which, before deducting underwriting discounts and commissions, is at least $10 million. These demand registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances. If we determine that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than twice in any twelve-month period, for a period of up to 120 days.

Form S-3 Registration Rights

The holders of a majority of our common stock are entitled to certain Form S-3 registration rights. At any time when we are eligible to file a registration statement on Form S-3, the holders of the shares having these rights then outstanding can request that we register the offer and sale of their shares of our common stock on a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which is at least $1 million. These stockholders may make an unlimited number of requests for registration on a registration statement on Form S-3. However, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the twelve month period preceding the date of the request. Additionally, if we determine that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than twice in any twelve month period, for a period of up to 120 days.

Piggyback Registration Rights

The holders of a majority of our common stock are entitled to certain “piggyback” registration rights. If we propose to register the offer and sale of shares of our common stock under the Securities Act, all holders of these shares then outstanding can request that we include their shares in such registration, subject to certain marketing and other limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a registration related to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, (2) a registration in which the only stock being registered is common stock issuable upon conversion of debt securities also being registered, (3) a registration on any registration form that does not permit secondary sales or (4) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of our common stock, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

Expenses of Registration

We will pay all expenses relating to any demand registrations, Form S-3 registrations and piggyback registrations, subject to specified exceptions.

Termination

The registration rights terminate upon the earliest of (1) the date that is three years after the closing of our initial public offering and (2) as to a given holder of registration rights, the date when such holder of registration rights can sell all of such holder’s registrable securities during any ninety day period pursuant to Rule 144 promulgated under the Securities Act.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences or relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Classified Board

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class is an equal number of directors, as nearly as possible, consisting of one-third of the total number of directors constituting the entire board of directors. The term of the Class I directors will terminate on the date of the 2022 annual meeting, the term of the Class II directors shall terminate on the date of the 2023 annual meeting and the term of the Class III directors shall terminate on the date of the 2024 annual meeting. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Our amended and restated certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by an officer at the request of a majority of our board of directors, by the Chair of our board of directors or by our Chief Executive Officer.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the Delaware General Corporation Law (“DGCL”). Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least majority of the voting power of all the then outstanding shares of the common stock, except for any amendment of the above provisions, which would require the approval of a two-thirds majority of our then outstanding common stock. Our amended and restated certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of NASDAQ, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim arising pursuant to the DGCL, any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Our amended and restated certificate of incorporation provides further that the federal district courts of the United States of America is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Business Combinations with Interested Stockholders

We are governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive directors.

The limitation on liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listed on the NASDAQ under the symbol “ALLK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders, if applicable, may sell the shares of common stock covered by this prospectus in any of the following ways (or in any combination):

•	directly to one or more purchasers;

•	to or through underwriters or dealers; or

•	through agents.

We will prepare a prospectus supplement or supplements, if required, that will describe the method of distribution and disclose the terms and conditions of any offering of shares of common stock, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

•

the offering price of the shares of common stock and the proceeds to us and/or any selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

•	any options under which underwriters may purchase additional shares of common stock from us and/or any selling stockholder.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to our Amended and Restated Investors’ Rights Agreement with certain stockholders, as amended, we will pay certain registration expenses of such selling stockholders.

We and/or any selling stockholders, if applicable, may distribute the common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices relating to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares of common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares of common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares of common stock if they purchase any of the shares of common stock (other than any shares of common stock purchased upon exercise of any overallotment option), unless otherwise specified in the prospectus supplement. We and/or one or more selling stockholders may use underwriters with whom we and/or such selling stockholders have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, as required, naming the underwriter.

We and/or one or more selling stockholders, if applicable, may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers and agents that participate in the distribution of the common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We and/or any selling stockholders may agree to indemnify an underwriter, dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the shares of common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

The validity of our common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and effectiveness of our internal control over the financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

Our website address is www.allakos.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is a part of the registration statement and does not contain all the information in the registration statement and the exhibits to the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet website referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the common stock by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

◾	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

◾

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed on April 14, 2022;

◾	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

◾	our Current Reports on Form 8-K filed on February 1, 2022, February 15, 2022 and Form 8-K/A filed on February 15, 2022, February 16, 2022, April 5, 2022, and April 20, 2022;

◾

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 11, 2018, including any subsequent filed amendments and reports updating such description; and

◾

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering but excluding any information furnished to, rather than filed with, the SEC.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, whether specifically listed above or filed in the future, that is deemed to have been furnished to, rather than filed with, the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated in the documents) by writing or telephoning us at the following address:

Allakos Inc.

825 Industrial Road, Suite 500

San Carlos, California 94070

(650) 597-5002

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any selling stockholder has authorized anyone else to provide you with different information.

$75,000,000

Common Stock

Prospectus Supplement

Cowen

August 4, 2022